EXHIBIT 10.3


                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January 1, 1998 (the "Contract Date") by and between Camelot Music, Inc., a Pennsylvania corporation and a debtor and a debtor in possession ("Employer"), and James E. Bonk ("Employee"), and shall become effective upon the Effective Date of that certain Second Amended Joint Chapter 11 Plan of Reorganization of Employer and various affiliated entities, dated November 7, 1997 (the "Plan of Reorganization") by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Capitalized terms not herein defined shall have the meanings ascribed to such terms in the Plan of Reorganization.


                                    RECITALS:

     WHEREAS, Employee has been in the employ of Employer for a substantial period of time, and is now, and since November 1993 has been, President and Chief Executive Officer of Employer; and

     WHEREAS, Employee and Employer are parties to that certain Employment Agreement, dated as of January 28, 1994, as amended as of February 20, 1996 and as amended and restated as of October 8, 1996 (the "Existing Agreement"); and

     WHEREAS, on August 9, 1996, Employer (together with various affiliated entities) filed a petition for relief under Chapter 11 of the United States Code (the "Bankruptcy Code"), and has continued to operate its business and manage its affairs in such Chapter 11 proceedings (the "Bankruptcy Case") as a debtor in possession; and

     WHEREAS, by order of the Bankruptcy Court dated October 6, 1996, the Existing Agreement was assumed by Employer pursuant to Section 365(a) of the Bankruptcy Code; and

     WHEREAS, Employer believes that Employee's continued services are critical to the Employer's success, and desires to amend and restate the Existing Agreement in connection with Confirmation of the Plan of Reorganization.

     NOW, THEREFORE, in consideration of the services performed and to be performed by Employee as well as the mutual promises and covenants herein contained, Employer and Employee hereby agree to amend and restate the Existing Agreement in its entirety as follows:

     1. Employment; Period of Employment. Employer hereby agrees to continue to employ Employee, and Employee hereby accepts such employment, on the terms and conditions hereinafter set forth. The period of Employee's employment under this Agreement (the "Period of Employment") shall commence on the Effective Date of the Plan of Reorganization and shall expire on the third anniversary of the Contract Date (the "Expiration Date"), subject to any extension as may be agreed or any earlier termination of Employee's employment as provided in Section 6 hereof. If Employee's employment is terminated pursuant to Section 6 hereof, the Period of Employment shall expire as of the Date of Termination (as hereinafter defined).

     2. Duties. Employee agrees to serve as President and Chief Executive Officer of Employer. During the Period of Employment, Employee will devote his full working time and use his best efforts to advance the business and welfare of Employer in furtherance of the policies established by the Board of Directors of Employer (the "Board"). During the Period of Employment, Employee shall not engage in any other employment activities for any direct or indirect remuneration without the concurrence of the Board, except that Employee may continue to devote reasonable time to the management of investments and to participation in community and charitable affairs, so long as such activities do not interfere with his duties under this Agreement. Employee shall be elected to and remain Chairman of the Board of Directors of Employer and Reorganized CMH during the Period of Employment. 3. Compensation. From the Contract Date through the earlier of the Expiration Date or the Date of Termination, Employer shall pay Employee a salary at the rate of not less than $400,000 per annum, payable at least as frequently as monthly and subject to payroll deductions as may be necessary or customary in respect of Employer's salaried employees in general (the "Base Salary"). Employee's Base Salary shall be reviewed not less than annually by the Compensation Committee of the Board. In addition to Employee's Base Salary, Employee shall also be entitled to participate in, and receive the benefits provided under, Employer's (i) Retention Bonus Plan, (ii) Corporate Management Bonus Plan, and (iii) Qualified Option Plan (collectively, the "Additional Compensation Plans"). The Additional Compensation Plans shall not be modified or amended by Employer in any manner unreasonably adverse to Employee's interests thereunder without Employee's written consent, such consent not to be unreasonably withheld (Employee's Base Salary as well as the benefits provided under the Additional Compensation Plans collectively, the "Compensation"). 4. Benefits. During the Period of Employment (and continuing thereafter to the extent provided in Section 7 hereof), Employee shall be entitled to continue to participate in all fringe benefit programs provided to Employee as of the date of this Agreement, including without limitation, the use of a leased automobile, the reimbursement of up to $4,500 each year of membership dues to one country club, and the Second Amended and Restated Supplemental Executive Retirement Agreement (unless the benefits payable to Employee thereunder are paid on or about the Effective Date in connection with Confirmation of the Plan of Reorganization), as well as all other fringe benefit programs maintained by Employer that are available to its executive officers generally. Except as provided hereunder, any payments or benefits payable to Employee hereunder in respect of any calendar year during which Employee is employed by Employer for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed. Except as provided hereunder, Employee acknowledges that he shall have no vested rights under or to participate in any such program except as expressly provided under the terms thereof. 5. Expenses. Employer will pay or reimburse Employee for such reasonable travel, entertainment, or other expenses as he may incur on behalf of Employer during the Period of Employment in connection with the performance of his duties hereunder but only to the extent that such expenses were either specifically authorized by Employer or incurred in accordance with policies established by the Board and provided that Employee shall furnish Employer with such evidence relating to such expenses as Employer may reasonably require to substantiate such expenses for tax purposes.

     6. Termination of Employment.

     6.1 By Employer. Notwithstanding the terms set forth in Section 1 hereof, Employer may terminate Employee's employment under any of the following circumstances:

     (a) Death. In the event of Employee's death.

     (b) Permanent Disability. If during the Period of Employment Employee becomes physically or mentally incapacitated or disabled so that (i) he is unable to perform for Employer substantially the same services as he performed prior to incurring such incapacity or disability or to devote his full working time or use his best efforts to advance the business and welfare of Employer or otherwise to perform his duties under this Agreement and (ii) such condition exists for an aggregate of sixty (60) days in any six (6) consecutive calendar month period (Employer, at its option and expense, being entitled to retain a physician reasonably acceptable to Employee to confirm the existence of such incapacity or disability, and the determination of such physician being binding upon Employer and Employee). (c) Termination for Cause. "Termination for Cause" shall mean termination of Employee arising from gross incompetence, insubordination, dishonesty in performance of company duties, conviction of fraud, theft, embezzlement or any felony, or violation of Section 8.1, Section
8.2 or Section 8.3 of this Agreement. (d) Termination without Cause. At the option of Employer at any time for any reason other than those referred to above or for no reason at all. 6.2 By Employee. (a) Constructive Discharge. Employee may terminate his employment hereunder as a result of a Constructive Discharge. For purposes of this Agreement, "Constructive Discharge" shall mean (i) a reduction in Employee's Base Salary of 5% or more in any calendar year or an aggregate reduction in Employee's Base Salary of 10% or more in any four calendar years, (ii) a material modification to the Additional Compensation Plans described in Section 3 hereof or any fringe benefit programs referred to in Section 4 hereof, (iii) a material reduction in Employee's position, function, duties or responsibilities, including, without limitation, the failure of Employee to remain Chairman of the Board of Directors of Employer and Reorganized CMH during the Period of Employment other than as a result of a voluntary resignation from such position, (iv) a material change in Employee's reporting relationships, (v) a required relocation of more than fifty (50) miles from existing headquarters, (vi) a material breach of this Agreement by Employer that is not cured upon ten (10) days notice to Employer, (vii) a Change in Control, (viii) a failure to reimburse Employee for any reimbursable expenses described in Sections 4 and 5 hereof that is not cured upon ten (10) days notice to Employer, or (ix) the failure of Employer to offer to renew this Agreement for an additional three (3) year term by the Expiration Date, provided, however, if Employee elects, in writing, to continue to be employed after a specific event of Constructive Discharge, Employee will not be able to subsequently claim Constructive Discharge as a result of such event. For purposes of this Agreement, "Change in Control" means the occurrence of any of the following:

     (1) (A) any Person who is not a shareholder of Reorganized CMH on the Effective Date, together with any Affiliate of such Person, in the aggregate become beneficial owners, directly or indirectly, of 35% or more of the New Common Stock then outstanding or (B) any Person who is a shareholder of Reorganized CMH on the Effective Date, together with any Affiliate of such Person, in the aggregate become beneficial owners, directly or indirectly, of 50% or more of the New Common Stock then outstanding; or

     (2) individuals who on the Effective Date constituted the board of directors of Reorganized CMH (together with any new directors whose election by the board of directors of Reorganized CMH, or whose nomination for election by the shareholders of Reorganized CMH, was approved by a vote of a majority of the directors of Reorganized CMH then still in office who were either directors on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Reorganized CMH then in office; or

     (3) the shareholders of Reorganized CMH approve any transaction or series of transactions under which any of the Reorganized Debtors, the New Regional Subsidiaries or Camelot Distribution Co., Inc. are merged or consolidated with any other company, other than (A) a merger or consolidation which would result in the voting securities of Reorganized CMH or the direct or indirect subsidiary thereof party to such merger or consolidation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the merged entity immediately after such merger or consolidation or (B) any transaction or series of transactions implemented pursuant to the Plan; or

     (4) the shareholders of Reorganized CMH approve a plan of liquidation of any of the Reorganized Debtors, the New Regional Subsidiaries or Camelot Distribution Co., Inc., or an agreement for the sale or disposition of all or substantially all of the assets of any of the
          Reorganized Debtors, the New Regional Subsidiaries or Camelot Distribution Co., Inc., other than a sale or disposition of all or substantially all of the assets of any of the Reorganized Debtors, the New Regional Subsidiaries or Camelot Distribution Co., Inc. to an Affiliate of such respective Person or Persons.

     (b) Voluntary Termination without Constructive Discharge. If Employee voluntarily terminates his employment hereunder for any reason other than as a result of a Constructive Discharge, it shall be deemed a Voluntary Termination without Constructive Discharge.

     6.3 Notice of Termination. Any termination of Employee's employment by Employer or by Employee (other than termination pursuant to Section 6.1(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9.2. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances that provide a basis for termination of Employee's employment under the provision so indicated. For purposes of this Agreement, the "Date of Termination" shall be the date on which the Notice of Termination is delivered except that with respect to Section 6.1(a) the "Date of Termination" shall be the date of Employee's death.

     7. Payments Upon Termination of Employment.

     7.1 Payments.  In the event that Employee's  employment is terminated under
Section 6 hereof, the Period of Employment shall expire as of the Date of Termination and (a) upon a Termination for Cause or a Voluntary Termination without Constructive Discharge, Employer's obligation to compensate Employee shall in all respects cease as of the Date of Termination, except that Employer shall pay Employee the Base Salary accrued under Section 3 and the reimbursable expenses incurred under Section 5 of this Agreement up to such Date of Termination, (b) if Employee's employment is terminated pursuant to Section 6.1(a) or (b) or Section 6.2 (a)(ix), Employer's obligation to compensate Employee shall in all respects cease as of the Date of Termination, except that within thirty (30) days after the Date of Termination Employer shall pay Employee or his estate or legal representative the Compensation accrued under
Section 3 and the reimbursable expenses incurred under Section 5 of this Agreement up to such Date of Termination (the "Accrued Obligations") and a lump sum payment equal to one year of Employee's Base Salary payable under Section 3 hereof at the rate in effect immediately prior to such termination (Employer shall obtain sufficient insurance to make such lump sum payment); and (c) if Employee's employment is terminated by Employer pursuant to Section 6.1(d) or by Employee pursuant to Section 6.2(a) (i) through (viii), Employer's obligation to compensate Employee shall in all respects cease as of the Date of Termination, except that within thirty (30) days after the Date of Termination Employer shall pay to Employee the Accrued Obligations and for each month during the greater of
(a) two (2) years or (b) the period from the Date of Termination through and including the Expiration Date (the "Severance Period"), Employer shall (i) pay to Employee on a monthly basis the sum of one-twelfth (1/12th) of the annual Base Salary of Employee in effect at the Date of Termination (the "Continuation Payments") and (ii) continue to maintain for the benefit of Employee and his dependents, all fringe benefits provided to Employee and his dependents as of the Date of Termination (including, without limitation, the use of a leased automobile, basic health benefits, disability and hospitalization coverage) (the "Continuation Benefits") on terms no less favorable to Employee than Employer provides to its executive officers generally, or to the extent that any such benefits are not provided to Employer's executive officers generally, upon no less favorable terms than those provided to Employee as of (a) the Date of Termination and (b) the date of this Agreement. During the Severance Period, Employee shall be required to make any contributions required to maintain such Continuation Benefits; provided that such contributions are also required to be made by Employer's executive officers generally. If at any time during the Severance Period Employee shall obtain employment with a third party (the "Substitute Employer") in which Employee is entitled to receive benefits in connection with such employment on terms provided by the Substitute Employer to its similarly situated employees generally, Employer shall no longer be required to provide those Continuation Benefits to Employee of the type provided by the Substitute Employer, regardless of whether such benefits differ in any respect from the Continuation Benefits. 7.2 Release and Satisfaction. With respect to Employee, his heirs, successors and assigns, and other than as expressly set forth herein or in connection with any other agreement, payment by Employer of the amounts provided under this Section 7 shall release, relinquish and forever discharge Employer and any director, officer, employee, shareholder or agent of Employer from any and all claims, damages, losses, costs, expenses, liabilities or obligations, whether known or unknown (other than any such claims, damages, losses, costs, expenses, liabilities or obligations (a) covered by any indemnification arrangement of Employer with respect to Employee or (b) arising under any written employee benefit plan or arrangement (whether or not tax qualified) covering Employee), which Employee has incurred or suffered or may incur or suffer as a result of Employee's employment by Employer or the termination of such employment.

     7.3 Effect on This Agreement. Any termination of Employee's employment and any expiration of the Period of Employment under this Agreement shall not affect the continuing operation and effect of Sections 7.1, 7.2, 8.1, 8.2, 8.3, 8.4 and
9.2 hereof, which shall continue in full force and effect with respect to Employer and Employee, and its and his heirs, successors and assigns. Nothing in
Section 7.1 hereof shall be deemed to operate or shall operate as a release, settlement or discharge of any liability of Employee to Employer or others from any action or omission by Employee enumerated in Section 6.1(c) hereof as a possible basis for a Termination for Cause by Employer.

     7.4 Mitigation. Subject to the provisions of Sections 8.1, 8.2, 8.3 and 8.4 hereof, Employee shall be free to accept such employment and engage in such business as Employee may desire following the termination of his employment hereunder, and no compensation received by Employee therefrom shall reduce or affect the first eighteen (18) months of Continuation Payments required to be made by Employer under Section 7.1(c) hereof.

     8.  Non-disclosure  of  Proprietary  Information,   Surrender  of  Records;
Inventions and Patents; Non-Compete.

     8.1 Proprietary Information. Employee shall not during the Period of Employment or at any time thereafter (irrespective of the circumstances under which Employee's employment by Employer terminates), other than as required by law, directly or indirectly use for his own purpose or for the benefit of any person or entity other than Employer, nor otherwise disclose, any proprietary information, as defined below, to any individual or entity, unless such disclosure has been authorized in writing by the Board or is otherwise required by law. For purposes of this Agreement, the term "proprietary information" shall include, but is not limited to: (a) the name or address of any customer, vendor or affiliate of Employer or any information concerning the transactions or relations of any customer, vendor or affiliate of Employer with Employer or any of its shareholders; (b) any information concerning any product, technology or procedure employed by Employer but not generally known to its customers, vendors or competitors, or under development by or being tested by Employer but not at the time offered generally to customers or vendors; (c) any information relating to Employer's computer software, computer systems, pricing or marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, borrowing arrangements or business plans; (d) any information which is generally regarded as confidential or proprietary in any line of business engaged in by Employer; (e) any information contained in any of Employer's written or oral policies and procedures or employee manuals; (f) any information belonging to customers, vendors or affiliates of Employer which Employee has agreed to hold in confidence; (g) any inventions, innovations or improvements covered by Section 8.3 below; (h) any other information which the Board has reasonably determined by resolution and communicated to Employee to be confidential or proprietary; and (i) all written, graphic and other material relating to any of the foregoing. Information that is not novel or copyrighted or patented may nonetheless be proprietary information. However, proprietary information shall not include (i) any information that is or becomes generally known to the industries in which Employer competes through sources independent of Employer or through authorized publication to persons other than Employer's employees by Employer or (ii) other non-sensitive information that may be disclosed by Employee in the ordinary course of business, the disclosure of which is not reasonably likely to adversely affect Employer's business operations, its relationships with customers, suppliers or employees or its results of operations.

     8.2 Confidentiality and Surrender of Records. Employee shall not during the Period of Employment or at any time thereafter (irrespective of the circumstances under which Employee's employment by Employer terminates), except as required by law, directly or indirectly give any "confidential records" (as hereinafter defined) to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by Employer, nor shall he retain, and will deliver promptly to Employer, any of the same following termination of his employment. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape, or electronic or other media or equipment of any kind which may be in Employee's possession or under his control or accessible to him which contain any proprietary information as defined in
Section 8.1 above. All confidential records shall be and remain the sole property of Employer during the Period of Employment and thereafter.

     8.3 Inventions and Patents. All inventions, innovations or improvements in Employer's method of conducting its business (including policies, procedures, products, improvements, software, ideas and discoveries, whether patentable or copyrightable or not) conceived or made by Employee, either alone or jointly with others, during the Period of Employment belong to Employer. Employee will promptly disclose in writing such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership by Employer, including, but not limited to, cooperating with and assisting Employer in obtaining patents for Employer in the United States and in foreign countries. Any patent application filed by Employee within a year after termination of his employment hereunder shall be presumed to relate to an invention which was made during the Period of Employment unless Employee can provide evidence to the contrary.

     8.4 Covenant Not to Compete; No Solicitation.

     (a) Employee acknowledges and recognizes the highly competitive nature of Employer's business and, in consideration of the payment by Employer to Employee of amounts that may hereafter be paid to Employee pursuant to Sections 7.1 and 8.4(d) hereof, Employee agrees that for a period equal to the lesser of (i) two years after the Date of Termination of Employee's employment under this Agreement, and (ii) the Period of Employment remaining under Section 1 hereof immediately prior to the Date of Termination of Employee's employment under this Agreement (the "Covered Time"), which may be extended in certain circumstances pursuant to Section 8.4(d) below, Employee will not compete with the business of Employer, which means that Employee will not engage, directly or indirectly, in the "Covered Business" (as hereinafter defined) in the United States of America, Canada, Mexico or any territories, possessions or dependencies of such countries (these areas are hereinafter collectively referred to as the "Covered Area"). For purposes of this Agreement, (a) "Covered Business" shall mean the sale, whether at retail, wholesale or so-called "discount," of any records, compact discs, digital audio tapes, cassette tapes, videotapes, laser discs or other formats available for the reproduction of audio or video programming; and (b) the phrase "engage, directly or indirectly" shall mean engaging directly or having an interest, directly or indirectly, as owner, partner, shareholder, independent contractor, capital investor, lender, renderer of consultation services or advice or otherwise (other than as the holder of less than 2% of the outstanding stock of a publicly-traded corporation), either alone or in association with others, in the operation of any aspect of any type of business or enterprise engaged in any aspect of the Covered Business. Employee shall be deemed engaged in business in the Covered Area if his place of business is located in the Covered Area or if he or his business solicits customers located anywhere in, or delivers products anywhere in, the Covered Area. If Employee's employment is terminated either pursuant to Section 6.1(c) or 6.2(b) hereof, Employee acknowledges that he shall not be entitled to receive any Continuation Payments or Continuation Benefits pursuant to Section 7.1(c) hereof during the Covered Time. In recognition of this fact, Employer hereby agrees that the definition of "Covered Business" for purposes of construing the covenant set forth in this Section 8.4 solely in the event of a termination pursuant to
Section 6.1(c) or 6.2(b) hereof shall be modified to include only the sale at retail of any records, compact discs, digital audio tapes, cassette tapes, videotapes, laser discs or other formats available for the reproduction of audio or video programming.

     (b) Employee agrees that during the Covered Time he shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, agents or representatives of Employer or affiliates of Employer to leave any of such entities; (ii) directly or indirectly solicit or attempt to solicit any of the employees, agents or representatives of Employer or affiliates of Employer to become employees or consultants of any other person or entity; or (iii) directly or indirectly solicit or attempt to solicit any customer, vendor or distributor of Employer or affiliates of Employer with respect to any product or service being furnished, made or sold by Employer.

     (c) Employee understands that the provisions of Section 8.4(a) may limit his ability to earn a livelihood in a business similar to the business of Employer but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement, including any amounts or benefits provided under
Section 7 hereof, is sufficient to justify the restrictions contained in such provisions and in consideration thereof and in light of Employee's education, skills and abilities, Employee agrees that he will not assert that, and it should not be considered that, such provisions prevent him from earning a living or otherwise are void or unenforceable or should be voided or held unenforceable. Employee acknowledges and agrees that his duties with Employer are of an executive nature and that he is a member of Employer's management group.

     (d) If Employee's employment is terminated pursuant to Section 6.1(b) hereof and the Date of Termination is less than twelve (12) months subsequent to the Contract Date, Employer may extend the Covered Time to extend to and through the Expiration Date by Employer delivering written notice to Employee, within ten (10) days of such Date of Termination, that Employer has elected to continue to pay to Employee the Continuation Payments, without mitigation, and provide the Continuation Benefits for each month of such extended Covered Time; provided that Employer shall not be required to continue to provide basic health benefits if Employee obtains employment with a Substitute Employer in which Employee is entitled to receive basic health benefits in connection with such employment on terms provided by the Substitute Employer to its similarly situated employees generally.

     8.5 Definition of Employer.

     For purposes of this Section 8, the term Employer shall include Employer and any and all of its subsidiaries, ventures or affiliates, whether currently existing or hereafter formed, which are engaged in the Covered Business or a portion thereof, as well as any person to whom this Agreement is assigned as permitted by Section 9.9 hereof.

     8.6 Enforcement.

     (a) The parties hereto agree and acknowledge that the covenants and agreements contained herein are reasonably necessary in duration and to protect the reasonable competitive business interests of Employer, including, without limitation, the value of the Confidential Information and goodwill of Employer.

     (b)  Employee  agrees that the  covenants  and  undertakings  contained  in
Section 8 of this Agreement relate to matters which are of a special, unique and extraordinary character and that Employer cannot be reasonably or adequately compensated in damages in an action at law in the event Employee breaches any of these covenants or undertakings. Therefore, Employee agrees that Employer shall be entitled, as a matter of course, without the need to prove irreparable injury, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any of such terms by Employee and such other persons as the court shall order. Employee agrees to pay costs and legal fees incurred by Employer in obtaining such injunction.

     (c) Rights and remedies provided for in this Section are cumulative and shall be in addition to rights and remedies otherwise available to the parties under any other agreement or applicable law.

     (d) In the event that any provision of this Agreement shall to any extent be held invalid, unreasonable or unenforceable in any circumstances, the parties hereto agree that the remainder of this Agreement and the application of such provision of this Agreement to other circumstances shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the scope or duration of or the area covered by such provision, the parties hereto agree that the court or arbitrator making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law, and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced. The parties hereto recognize that if, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants contained in this Agreement, then that unenforceable covenant contained in this Agreement shall be deemed eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced. In the event that any court or arbitrator determines that the time period or the area, or both, are unreasonable and that any of the covenants is to that extent unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable.

     9. Miscellaneous.

     9.1 Key Man Insurance. Employee recognizes and acknowledges that Employer or its affiliates may seek and purchase one or more policies providing key man life insurance with respect to Employee, the proceeds of which would be payable to Employer or such affiliate. Employee hereby consents to Employer or its affiliates seeking and purchasing such insurance and will provide such information, undergo such medical examinations (at Employer's expense), execute such documents, and otherwise take any and all actions necessary or desirable in order for Employer or its affiliates to seek, purchase and maintain in full force and effect such policy or policies.

     9.2 Legal Fees. Employer shall pay or reimburse Employee, his heirs, beneficiaries or his estate, all costs and expenses (including court costs and legal fees and expenses) that they may incur in connection with the enforcement of Employee's rights under this Agreement.

     9.3 Notice. Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his or its address last provided the sender in writing by the addressee for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address indicated opposite his or its signature to this Agreement.

     9.4 Modification and No Waiver of Breach. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver by a party of a breach hereof by the other party shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature, except to the extent specifically provided in any written waiver under this Section 9.4.

     9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, AND ALL QUESTIONS RELATING TO THE VALIDITY AND PERFORMANCE HEREOF AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

     9.6   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

     9.7 Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

     9.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the matters encompassed hereby and supersedes any prior oral or written agreements.

     9.9 Assignment. The rights and obligations of Employer under this Agreement may, without the consent of Employee, be assigned by Employer to any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquires all or material portions of the stock, assets or any line of business of Employer, without prejudice to any other rights of Employee against Employer in the event of any such transaction.

     9.10 Non-Transferability of Interest. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by Employer pursuant to this Agreement shall be void.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

Address for notices:


                                   CAMELOT MUSIC, INC.
8000 Freedom Avenue, N.W.
N. Canton, Ohio  44720
Attn: Chief Financial Officer
                                   By: /s/ Jack K. Rogers
                                      -------------------------


                                   EMPLOYEE

8315 Laura N. W.
Massillon, OH 44646
                                   /s/ James E. Bonk
                                   ----------------------------
                                   James E. Bonk